Exhibit 23.4 (Part 1 of 2)

September 08, 2023

Project 1223514

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300, Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4 – Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19 – Exhibits – Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2022 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter dated April 14, 2023, describing our audit of Petróleos Mexicanos’ estimates of proved oil, condensate, natural gas and oil-equivalent reserves, as of December 31, 2022, for 47 fields located in the Abkatún-Pol-Chuc and Litoral de Tabasco business units in the Southeastern offshore region of Mexico, which audit letter was originally filed as Exhibit 15.2 (1 of 2) to the Form 20-F. The estimates included in our audit letter were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Rules 4-l0(a) of Regulation S-X of the United States Securities and Exchange Commission.

Sincerely, GLJ LTD.

/S/ Leonard L. Herchen, P. Eng.
Leonard L. Herchen, P. Eng.
Vice President, Technical Advisory

LLH/

Attachments

1920, 401 – 9th Ave SW Calgary, AB, Canada T2P 3C5 | tel 403-266-9500 | gljpc.com

(Part 2 of 2)

September 08, 2023

Project 1223515

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300, Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4 – Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19 – Exhibits – Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2022 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter dated April 14, 2023, describing our audit of Petróleos Mexicanos’ estimates of proved oil, condensate, natural gas and oil-equivalent reserves, as of December 31, 2022, for 100 fields located in the Poza Rica-Altamira business unit in the Northeastern region of Mexico, which audit letter was originally filed as Exhibit 15.2 (2 of 2) to the Form 20-F. The estimates included in our audit letter were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Rules 4-l0(a) of Regulation S-X of the United States Securities and Exchange Commission.

Sincerely, GLJ LTD.

/S/ Leonard L. Herchen, P. Eng.
Leonard L. Herchen, P. Eng.
Vice President, Technical Advisory

LLH/sec

Attachments

1920, 401 – 9th Ave SW Calgary, AB, Canada T2P 3C5 | tel 403-266-9500 | gljpc.com